                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                              TCW/DW BALANCED FUND
                              30 day as of 9/30/96




                                  6
     YIELD = 2{ [ ((a-b)/c d) + 1] -1}



     WHERE:     a = Dividends and interest earned during the period

                b = Expenses accrued for the period

                c = The average daily number of shares outstanding
                    during the period that were entitled to receive dividends

                d = The maximum offering price per share on the last
                    day of the period


                                                                              6
     YIELD = 2{ [(( 251,382.26 - 163,796.87)/8,038,161.584 X 11.624970)+1] -1}

           = 1.127411%

  SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
              TCW/DW BALANCED FUND

(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


(B) TOTAL RETURN (NO LOAD FUND)


               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |          EV            |
       t  =   |    \  |    -------------       |  - 1
              |     \ |          P             |
              |      \|          |             |
              |_                  |           _|
                                 _

                      EV
     TR  =        ----------     - 1
                       P

 t = AVERAGE ANNUAL COMPOUND RETURN
 n = NUMBER OF YEARS
 EV = ENDING VALUE
 P = INITIAL INVESTMENT
 TR = TOTAL RETURN

                                 (B)                               (A)
   $1,000       EV AS OF        TOTAL        NUMBER OF        AVERAGE ANNUAL
INVESTED - P    30-Sep-96     RETURN - TR    YEARS - n      COMPOUND RETURN - t
-------------  ----------     -----------    ---------      -------------------
30-Sep-95       $1,122.00        12.20%           1.00              12.20%

29-Oct-93       $1,196.00        19.60%           2.92               6.32%

(C) GROWTH OF $10,000
(D) GROWTH OF $50,000
(E) GROWTH OF $100,000


FORMULA:  G= (TR+1)*P
 G= GROWTH OF INITIAL INVESTMENT
 P= INITIAL INVESTMENT
 TR= TOTAL RETURN SINCE INCEPTION


$10,000        TOTAL                 (C) GROWTH OF                (D) GROWTH OF               (E) GROWTH OF
INVESTED - P   RETURN - TR        $10,000 INVESTMENT-G        $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
------------   ------------       --------------------------------------------------     -------------------------
  29-Oct-93           19.60          $11,960                                 $59,800              $119,600
